                                                                    EXHIBIT 10.2

                             CONSULTING AGREEMENT


     This Consulting Agreement (this "Agreement") is entered into as of August 12, 1999 among Metro-Goldwyn-Mayer Studios Inc., a Delaware corporation ("MGM Studios"), Metro-Goldwyn-Mayer Inc., a Delaware corporation and the corporate parent of MGM Studios (the "Company"), and Frank G. Mancuso ("Consultant").

                                  WITNESSETH:

     WHEREAS, MGM Studios, the Company and Consultant are parties to that certain Amended and Restated Employment Agreement, dated August 4, 1997 (the "Employment Agreement");

     WHEREAS, pursuant to the Employment Agreement, Consultant was employed by MGM Studios and the Company as Chairman and Chief Executive Officer;

     WHEREAS, on April 26, 1999, Consultant voluntarily resigned his employment with MGM Studios, the Company and each of their affiliates for "Good Reason" (as defined in Section 7(c) of the Employment Agreement) (with Consultant's termination of employment under the Employment Agreement having become effective as of April 30, 1999), and agreed to serve as a consultant to MGM Studios and the Company, on the terms specified herein;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein as well as the parties' rights pursuant to those documents referred to in Section 7, the parties, intending to be legally bound, agree as follows:

     1.  Consulting Engagement.
         ---------------------

          (a) General. MGM Studios, the Company and Consultant agree that,
              -------
effective as of May 1, 1999, Consultant has been retained as a consultant to MGM Studios and the Company in accordance with the terms and conditions set forth in this Agreement. During the Term, Consultant will make himself available in person at the Company's offices in Santa Monica, California or by telephone. Consultant will not be required to travel in rendering the consulting services hereunder. MGM Studios and the Company agree that the assistance required of Consultant under this Section 1(a) will be reasonable under the circumstances both in nature and in the amount of time to be devoted by Consultant.

          (b) Outside Engagement. MGM Studios and the Company acknowledge and
              ------------------
agree that, except as otherwise provided herein, Consultant will be free, during the Term, to obtain employment with or consult with any third party. Throughout the Term, Consultant will be free to engage in civic and charitable activities, serve on the board of directors of for-profit or non-profit organizations and manage his personal investments.

     2.  Term. Unless sooner terminated as provided below, the term of
         ----
Consultant's engagement hereunder (the "Term") shall be for a period commencing on May 1, l999 and ending on October 10, 2001.

     3.  Compensation.
         ------------

          (a) Consulting Fees. In full consideration for the consulting services
              ---------------
to be rendered by Consultant and in full discharge of the obligations of the Company, MGM Studios and their affiliates to Consultant hereunder, MGM Studios shall pay to Consultant and Consultant shall accept:

              (i) Annual base consulting fees at the rate of $2 million per annum during each year of the Term, payable bi-weekly (reduced by the amount of federal, state and local income tax withholding and other appropriate deductions) in arrears commencing on August 16, 1999 for the bi-weekly payment period ended August 6, 1999. Amounts payable for less than a full bi-weekly payment period will be prorated based on the number of days for which compensation is payable as a percentage of the total number of days in such bi-weekly payment period. Consultant acknowledges receipt of consulting fees for the period from May 1, 1999 through July 23, 1999 at the same prorated rate provided in this Section 3(a)(i). Consultant further acknowledges receipt of payment in respect of all earned but unused vacation days through April 30, 1999.

          (ii) Additional payments of $3 million on November 18, 1999, and $2,688,525 on November 18, 2000, (each reduced by the amount of federal, state and local income tax withholding and other appropriate deductions).

          (iii) In the event of an Acceleration Event (as defined below), Consultant's death, Disability (as defined below), a Designated Change in Control (as defined in the Bonus Interest Agreement pursuant to the Senior Management Bonus Plan, dated November 6, 1997, among MGM Studios, the Company and Consultant (the "Bonus Interest Agreement")), or the adoption by the Board of Directors or stockholders of the Company of a resolution authorizing the dissolution or liquidation of the Company, no further payments shall be made pursuant to Sections 3(a)(i) or 3(a)(ii) of this Agreement. In lieu of any further such payments, Consultant or Consultant's estate shall be paid, within ten days following such Acceleration Event, death, Disability, Designated Change in Control, or adoption of, resolution authorizing the dissolution or liquidation of the Company, a lump sum amount equal to the present value of the sum of (i) Consultant's consulting fees specified in Section 3(a)(i) hereof that would be otherwise payable after the date of such event and (ii) the additional payment amounts specified in Section 3(a)(ii) hereof that would otherwise be payable after such date, discounted at a rate per annum equal to 7.75%. In the event that, in accordance with this Section 3(a)(iii), Consultant's consulting fees are accelerated upon the occurrence of an Acceleration Event, Consultant's Disability, a Designated Change in Control, or the adoption by the Board of Directors or stockholders of the Company of a resolution authorizing the dissolution or liquidation of he Company, the present value amount calculated in accordance with this Section 3(a)(iii) shall be reduced by an amount equal to the product of (x) $100 and (y) the number of payment periods remaining in the Term at the time of such Acceleration Event, Disability, Designated Change in Control, or resolution authorizing the dissolution or liquidation of the Company, which latter amount shall be payable as a base consulting fee in bi-weekly installments (reduced by the amount of federal, state and local income tax withholding and other appropriate deductions) during the remainder of the Term following the occurrence of such event. An "Acceleration Event" shall be deemed to occur when the closing price of the Company's common stock (the "Common Stock") on The New York Stock Exchange, Inc. is at least $24 for 20 trading days in any 30-trading day period (subject to appropriate adjustments in the event of a stock split, stock dividend, combination, or other similar transaction involving the Common Stock). "Disability" shall mean Consultant's inability, due to a physical, mental or emotional illness or injury, to substantially perform his duties hereunder for 90 consecutive days or for 120 days in any 12-month period, whether or not consecutive.

          (b)  Bonus Interest Agreement.
               ------------------------

               (i)   Survival of Agreement. The Bonus Interest Agreement shall
                     ---------------------
remain in full force and effect and Consultant shall continue to be entitled to the benefits contained therein (notwithstanding that Consultant is no longer an employee of the Company), except as such may be modified by the provisions of this Agreement. Pursuant to Section 4(a)(iii) of the Bonus Interest Agreement, the parties agree that all of the bonus interests granted to Consultant pursuant to the Bonus Interest Agreement ("Bonus Interests") became fully vested as of April 30, 1999. Sections 3, 4(a)(i), 4(a)(ii), 4(b), 4(c), 5(e)(v) and 6(e) of
the Bonus Interest Agreement shall have no applicability to Consultant's rights to payments under the Bonus Interest Agreement and payments in respect of Bonus Interests shall be made pursuant to the applicable provisions of the Bonus Interest Agreement, as if Sections 3, 4(a)(i), 4(a)(ii), 4(b), 4(c), 5(e)(v) and 6(e) of the Bonus Interest Agreement were not a part thereof. The parties acknowledge that Consultant has been granted the number of Bonus Interests set forth on Schedule I hereto.

               (ii)  Repricing. (x) MGM Studios, the Company and Consultant
                     ---------
hereby agree that, subject to Section 3(b)(ii)(y). hereof, effective as of the date of the effectiveness of this Agreement (pursuant to Section 13(k)(ii) hereof), all of Consultant's Bonus Interests are hereby repriced on the same terms as agreed to by MGM Studios and the Company and certain of their executives and employees pursuant to those certain Amendments to Bonus Interest Agreements, each dated as of November 30, 1998, such that the floor or trigger amount and the ceiling or cap, amount of the Bonus Interests set forth in Sections 4, 5, 7 and 8 (or any other sections of the Bonus Interest Agreement) shall be adjusted from $24 and $48, respectively, to $14.90 and $29.80, respectively.

                     (y) Notwithstanding any provision of the Bonus Interest Agreement or this Agreement to the contrary, no payments shall be made with respect to Bonus Interests until the earlier to occur of:

                         (A)  December 31, 2001;

                                (B) Consultant's death or Permanent Disability
(as defined in the Bonus Interest Agreement), in which case payments in respect of Bonus Interests shall be paid in accordance with Sections 5(b) and 6(b) of the Bonus Interest Agreement;

                                (C) the occurrence of a Designated Change in
Control, in which case payments in respect of Bonus Interests shall be paid in accordance with Sections 5(c) and 6(c) of the Bonus Interest Agreement; or

                                (D) the adoption by the Board of Directors or
stockholders of the Company of a resolution authorizing the dissolution or liquidation of the Company, in which case payments in respect of Bonus Interests shall be paid in accordance with Sections 5(d) and 6(d) of the Bonus Interest Agreement.

          (c)  Stock Option Agreement.
               ----------------------

               (i)  Cancellation and Grant of Options. MGM Studios, the Company
                    ---------------------------------
and Consultant acknowledge that, under the Stock Option Agreement pursuant to the Amended and Restated 1996 Stock Incentive Plan, dated as of November 6, 1997 (the "Stock Option Agreement"), between the Company and Consultant, Consultant has been granted that number of Series A Options and Series B Options (each as defined in the Stock Option Agreement) as set forth in Schedule I hereto (together, the "Old Options"). The parties agree that, effective as of the date of the effectiveness of this Agreement, Consultant's Old Options are hereby canceled in exchange for that number of new options set forth on Schedule I hereto (the "New Options"), which the Company, effective as of such date, hereby grants to Consultant pursuant to the Amended and Restated 1996 Stock Incentive Plan (the "Stock Incentive Plan"). Effective as of the date of the effectiveness of this Agreement, Consultant's Old Options shall be of no further force or effect, without the requirement of any further action by the Company or Consultant, and the Stock Option Agreement shall be terminated and void with respect to the Old Options. The New Options shall be subject to the terms and conditions specified herein and (except as described in Section 3(c)(ii) hereof) set forth in the Stock Option Agreement.

               Consultant acknowledges that, by reason of the foregoing cancellation of the Old Options, Consultant releases all rights and interests Consultant may have held, whether pursuant to the Stock Option Plan, the Stock Option Agreement, the Amended and Restated Shareholders Agreement, dated as of August 4, 1997, between the parties hereto and certain other parties, as amended from time to time (the

"Shareholders Agreement"), or otherwise, to acquire the shares of the Common Stock with respect to the Old Options. Consultant hereby represents to the Company that (A) he is the sole owner of the Old Options and that he has not sold, transferred, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner any of the Old Options or any right to or interest in the Old Options to any person; (B) the number of Old Options set forth on Schedule I to this Agreement represents all of the Old Options heretofore granted to him under the Stock Incentive Plan and the Stock Option Agreement; (C) he, or his representative, has had an opportunity to ask questions and receive answers and to undertake whatever additional inquiry regarding the subject matter of this Agreement as Consultant has deemed necessary or appropriate under the circumstances in order to reach an informed decision regarding the merits of the subject matter of this Agreement; and (D) he has carefully reviewed and understood the Stock Incentive Plan, the Stock Option Agreement and this Agreement and has had an opportunity to review such documents with counsel of his choosing. Consultant agrees and acknowledges that the Company is relying on Consultant's representations in entering into and effecting the transactions contemplated by this Agreement.

              (ii) Terms of the New Options. Except as set forth in this Section
                   ------------------------
3(c)(ii), the terms and conditions of the New Options shall be identical to the terms and conditions of the Old Options and will be governed by the Stock Incentive Plan and the Stock Option Agreement (which, except as set forth in this Section 3(c)(ii), shall remain in full force and effect with respect to the New Options) in all respects, including, but not limited to, the date of grant and expiration date, provided, however, that, notwithstanding anything to the
                     -----------------
contrary in the Stock Incentive Plan, the Stock Option Agreement or in this
Agreement:

                   (A) the exercise price of the New Options shall be as set forth in Schedule I hereto;

                   (B) the new Options are, effective as of the date of the effectiveness of this Agreement, fully vested and immediately exercisable and Sections 3,4 and 5 of the Stock Option Agreement shall have no applicability to the New Options; and

                   (C) all references in the Stock Option Agreement to the Old Options shall be deemed to refer to the New Options.

          (d) Business Expenses. During the Term, the Company and/or MGM Studios
              -----------------
shall pay or reimburse Consultant promptly for all reasonable and documented business expenses incurred by Consultant in the performance of his duties under this Agreement, provided, however, that Consultant shall have obtained prior approval for such expenses from MGM Studios or the Company.

          (e) Fringe Benefits. (i) From the date of the effectiveness of this
              ---------------
Agreement through October 31, 1999, MGM Studios shall provide Consultant with an office, the secretarial services of Trini Ornelas, and parking for such times that Consultant is at the premises of MGM Studios performing his obligations hereunder.

              (ii) During the Term, Consultant shall continue to be entitled to and accorded all rights and benefits under any disability insurance, health or major medical insurance policy or policies, which the Company and/or MGM Studios provides for its senior officers. Nothing in this paragraph shall require the Company and/or MGM Studios to retain any particular policy or plan, but some reasonable policy or plan shall be maintained. Consultant shall continue to be entitled to benefits under this Section 3(e)(ii) throughout the Term, except in the event of Consultant's death, in which case such benefits shall immediately terminate (other than those plan benefits and payments required to be made by carriers pursuant to plans prior to such termination of benefits). The parties agree that Consultant shall not be entitled to any life insurance hereunder and that the reducing-term life insurance policy previously provided for Consultant shall be canceled effective five business days after the date of this Agreement unless, prior to such date, Consultant gives written notice to MGM Studios and the Company of Consultant's election that MGM Studios and/or the Company, as applicable, assign such policy to Consultant. The parties agree that, in the event Consultant makes such election, MGM Studios and the Company shall have no obligation to make any premium payments on or after the date of this Agreement with respect to such policy and that Consultant shall have the sole obligation to make premium payments in respect of such policy.

              (iii) Consultant shall be entitled to all rights and amounts as are vested in Consultant as of April 30, 1999 under and subject to the terms of any retirement plans in which Consultant is a participant, including, without limitation the MGM Retirement Plan and the MGM Savings Plan (the "Plans"). Subject to the requirements of the Plans, MGM shall fully cooperate with Consultant in distributing all amounts in which Consultant is vested pursuant to the Plans in the manner Consultant directs.

              (iv) Except as provided above, Consultant will not be entitled to any other fringe benefits during the Term.

     4.  Termination. Consultant's service as a consultant hereunder shall
         -----------
terminate without further action by any party hereto (a) upon the expiration of the Term, or (b) earlier upon the occurrence of Consultant's death or Disability, a Designated Change in Control, or the adoption of a resolution by the Board of Directors or stockholders of the Company authorizing the dissolution or liquidation of the Company.

     5.  Consultant Not Entitled to Delegate Duties or Assign Rights.
         -----------------------------------------------------------

         (a) It is agreed by the parties that Consultant will provide the consulting services described herein himself and, accordingly, Consultant may not delegate the performance of any of his duties or obligations as Consultant hereunder, or assign any rights hereunder, other than by will or testamentary trust, without the prior written consent of MGM Studios or the Company. Any such purported delegation or assignment in the absence of such written consent shall be null and void and with no force or effect. However, the assignability of Bonus Interests and New Options shall be governed by the Bonus Interest Agreement and the Stock Option Agreement, respectively.

         (b) In the event of a valid assignment pursuant to this Section 5, this Agreement shall be binding on and inure to the benefit of the permitted assigns of Consultant hereunder and the respective heirs, representatives, successors and permitted assigns of such persons and any receiver, trustee in bankruptcy or representative of the creditors, of each such person.

     6.  Warranty. Consultant hereby represents and warrants that he has not
         --------
taken any action, and covenants that during the Term of this Agreement he shall take no such action, that constitutes or will constitute a breach of any agreement concerning confidential information and trade secrets, confidentiality, solicitation or non-competition to which he is bound as a party where such action would have a material adverse effect on the Company, MGM Studios or any affiliate of either of them. Consultant hereby agrees to indemnify and hold harmless MGM Studios and the Company and their affiliates from and against any claim, loss, cost or expense (including reasonable attorneys' fees) incurred by any of them as a result of actions by Consultant in violation of the immediately preceding sentence.

     7.  Entire Agreement Amendment. This Agreement supercedes the Employment
         --------------------------
Agreement and all other agreements between Consultant and the Company and/or MGM Studios (but not including those agreements specifically referred to in the following sentence), which Employment Agreement and other agreements are, effective as of the date of the effectiveness of this Agreement, null and void and of no further force or effect. This Agreement, the Shareholders Agreement, the Joint and Several Indemnity Agreement, dated as of October 10, 1996, among the Company, Consultant and the other parties thereto (the "Indemnity Agreement"), the Stock Option Agreement and the Bonus Interest Agreement contain the entire understanding and agreement between the parties relating to the subject matter hereof. Nothing contained herein shall limit the terms and provisions of the Indemnity Agreement. Consultant agrees that this Agreement shall not modify the Shareholders Agreement in any respect. Neither this Agreement nor any provisions hereof may be waived, modified, amended, changed, discharged or terminated, except by an agreement in writing signed by the party against whom enforcement of any waiver, modification, change, amendment, discharge or termination is sought; provided, however, any such writing shall
                                    --------- -------
not be enforceable against MGM Studios unless also signed by the Company. It is hereby acknowledged that each of(i) the Amended and Restated Investors Shareholder Agreement, dated as of August 4, 1997, among the parties hereto, Seven Network Limited and Tracinda Corporation, as amended from time to time; and (ii) the Non-Competition Agreement, dated October 10, 1996, among the Company and Consultant and the other parties thereto, are, effective as of the date of the effectiveness of this Agreement, hereby terminated and are of no further force or effect.

     8.  No Mitigation. Except as otherwise provided herein, any income and any
         -------------
other benefits received by Consultant from any and all sources other than MGM Studios or the Company before or after the expiration or termination of this Agreement for any reason whatsoever shall in no way reduce or otherwise affect MGM Studios' or the Company's obligation to make payments and afford benefits hereunder.

     9.  Directors' and Officers' Insurance. To the extent available at reason-
         ----------------------------------
able cost, the Company and/or MGM Studios shall continue to maintain a policy of directors' and officers' insurance in a mutually acceptable amount with Consultant as a named insured thereunder. Such policy shall cover Consultant for so long as he serves as a director of the Company and for so long thereafter as he shall have liability for his actions or omissions in his capacity as an officer or director of the Company, MGM Studios, and their affiliates, but not after April 30, 2005. Further, the Company and/or MGM Studios shall cause Consultant to be added as a named insured under any and all their other liability policies, to the extent such addition is customary in respect of such policies.

     10.  No Disparagments. MGM Studios and the Company shall make no oral or
          ----------------
written, public or private, statements that are disparaging of Consultant. Consultant shall make no oral or written, public or private, statements that are disparaging of MGM Studios, the Company, their affiliates, or any of their respective present or former officers, directors, agents, employees and successors or assigns, nor shall Consultant make any oral or written, public or private statements that disparage or otherwise constitute trade libel of MGM Studios', the Company's or their affiliates' products.

     11.  Return of Documents and Property. Consultant shall return all
          --------------------------------
records, documents, proposals, notes, lists (including all lists of customers, distributors, vendors and/or suppliers), files and any and all other materials including, without limitation, computerized and/or electronic information, that refers, relates or otherwise pertains to MGM Studios and/or the Company, their affiliates, and/or each of their respective officers, directors, shareholders, agents, employees, and successors or assigns, and any and all business dealings of said persons and entities (the "Company Documents"), to the Company within ten days of the date of the effectiveness of this Agreement, by personally delivering the Company Documents to the Company's offices in Santa Monica, California; provided, however, that Consultant shall be entitled to retain those
            --------- -------
Company Documents that have been made available to other members of the Board of Directors of the Company. In addition, Consultant shall return to the Company all property and equipment that he has been issued during the course of his employment pursuant to the Employment Agreement or which he otherwise currently possesses, including, but not limited to, any passes, keys or identification, laptop computers, cellular phones, pagers, leased cars or other corporate vehicle(s), and credit, charge or calling cards (the "Company Property") within ten days of the date of the effectiveness of this Agreement, by personally delivering the Company Property to the Company's offices in Santa Monica. Consultant shall not retain any copies or duplicates of any returned Company Documents, nor shall he retain any of the Company Property. Moreover, if, during the Term of this Agreement, Consultant is issued any Company Documents or Company Property, at the end of the Term or upon termination of this Agreement, Consultant shall return all of the Company Documents and the Company Property issued or provided to him during the Term by personally delivering the Company Property and the Company Documents to the Company's offices in Santa Monica on the last day of the Term or immediately upon the termination of this Agreement, whichever date occurs earlier, except for such Company Documents as have been made available to other members of the Board of Directors of the Company during Consultant's service as a director. At the end of the Term, Consultant shall not retain any copies or duplicates of any of the Company Documents, nor shall he retain any of the Company Property, subject to the provisions of the prior sentence pertaining to Company Documents that are made available to other members of the Board. MGM Studios and the Company acknowledge that Consultant's personal files, including address book, and office furnishings are Consultant's personal property and make no claim with respect thereto.

     12.  Mutual Releases.
          ---------------

          (a) Mr. Mancuso's Release. In consideration of MGM Studios' and the
              ---------------------
Company's promises contained herein, effective as of the date of the effectiveness of this Agreement, Consultant, on behalf of himself and his heirs, representatives and assigns, hereby releases and discharges MGM Studios, the Company, their parents, subsidiaries and divisions, and all of their respective current and former officers, directors, shareholders, agents, employees, representatives, attorneys, predecessors, successors and assigns (collectively "Releasees"), from any and all complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorneys' fees and costs actually incurred) of any nature whatsoever, from the beginning of time to April 30, 1999 which Consultant now hai, owns or holds or claims to have, own or hold, or which Consultant at any time heretofore had, owned, or held, or claimed to have had, owned or held, or which Consultant may in the future assert, against each or any of the Releasees, including, but not limited to, rights under the Civil Rights Act of 1964; the Civil Rights Act of 1991;
the Age Discrimination in Employment Act; the California Fair Employment and Housing Act; the Employee Retirement Income Security Act of 1974; the Americans with Disabilities Act; that relate or are in any manner incidental to Consultant's employment with or separation from MGM Studios and the Company. Consultant hereby acknowledges that he has been paid for all amounts payable to him pursuant to Section 6 of the Employment Agreement (other than vacation pay provided for in Section 3(a)(i) hereof) during the term of the Employment Agreement up to and including April 30, 1999.

          (b) MGM Studios' and the Company's Release. In consideration of
              --------------------------------------
Consultant's promises contained herein, effective as of the date of the effectiveness of this Agreement, MGM Studios and the Company, on behalf of themselves and their parents, subsidiaries and divisions and, to the fullest extent permitted by law, all of their respective current and former officers, directors, shareholders, agents, employees representatives, attorneys, predecessors, successors and assigns, hereby release and discharge Consultant and his heirs, representatives and assigns from any and all complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorneys' fees and costs actually incurred) which they now have, own or hold, or which they at any time heretofore had, owned, or held, or claimed to have had owned or held, or which they may in the future assert, against Consultant or his heirs, representatives or assigns, that arise from facts known prior to April 30, 1999 by members of the Board of Directors of either the Company or MGM Studios, or by members of such boards' respective Executive Committees or Finance Committees, or by the Chairman of the Board, Chief Financial Officer, Secretary, or General Counsel of the Company or MGM Studios (not including Consultant or Robert Pisano).

          (c)  Unknown Claims. The parties hereby acknowledge that they are
               --------------
familiar with the provisions of California Civil Code (S)1542, which provides as follows:

               "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

The parties expressly do not waive or relinquish, but intend to keep and maintain, any and all rights or benefits that they may have under, or which may be conferred upon them by, the provisions of (S)1542 of the California Civil Code.

          (d)  Covenant Not to Sue. Pursuant to and as a part of the mutual
               -------------------
releases herein, each of the parties hereto: (i) agrees not to sue, file a charge, claim or complaint in any forum or (except as set forth in Section 13 below) assist or otherwise participate willingly or voluntarily in any claim, arbitration, suit, action, investigation or other proceeding (hereafter collectively referred to as "proceedings") of any kind which that party has released pursuant to Section 12(a) or 12(b), as the case may be; and (ii) represents that no such proceedings have heretofore been filed or initiated against the other party.

          (e) Excluded Claims. The Release set forth in this Section 12 shall
              ---------------
not operate to release any of the obligations set forth in this Agreement, or in any agreement referred to in the second sentence of Section 7 hereof, or any right of Consultant to indemnification or contribution pursuant to this Agreement, the Indemnity Agreement, or otherwise by law.

     13.  Miscellaneous.
          -------------

          (a) Independence. Nothing in this Agreement shall be construed to
              ------------
constitute the parties hereto as partners, joint venturers or employer and employee. Consultant's relationship to MGM Studios and the Company shall be solely that of an independent contractor, and Consultant shall perform all services pursuant to this Agreement as such.

          (b) Arbitration. Any controversy or claim arising out of or relating
              -----------
to this Agreement or any breach of this Agreement shall be settled by arbitration. Any such arbitration shall be held in Los Angeles, California and shall be conducted in accordance with the Commercial Arbitration rules of the American Arbitration Association. The Special New Procedures for Large, Complex Issues shall apply. The arbitration panel shall consist of three (3) arbitrators to be selected pursuant to such Commercial Arbitration Rules. Notwithstanding the above, (x) any controversy or claim arising out of or relating to the Bonus Interests, the Bonus Interest Agreement, or Section 3(b) of this Agreement shall be settled by arbitration pursuant to Section 16 of the Bonus Interest Agreement; and (y) any controversy or claim arising out of or relating to the New Options, the Old Options, the Stock Option Agreement or Section 3(c) of this Agreement shall be settled by arbitration pursuant to Section 16 of the Stock Option Agreement.

          (c) Applicable Law and Venue. Except as otherwise provided herein,
              ------------------------
this Agreement and any disputes or claims arising hereunder shall be construed in accordance with, governed by and enforced under the laws of the State of California without regard to any rules of choice or conflicts of law. Except with respect to matters governed by Delaware law, the state and federal courts (or arbitrators appointed as described herein) located in Los Angeles, California shall be the sole and exclusive forum for any action for relief arising out of or pursuant to, or to enforce or interpret, this Agreement; provided, however, that actions in such state or federal courts shall be limited to actions or petitions to confirm or set aside an arbitration award. Each party to this Agreement consents to the personal jurisdiction and arbitration in any such forum and each party hereto covenants not to, and waives any right to, seek a transfer of venue from such jurisdiction on any grounds. Notwithstanding the above, (x) except to the extent provided in Section 16(d) of the Bonus Interest Agreement, the Bonus Interests, the Bonus Interest Agreement and Section 3(b) of this Agreement are governed by and are to be construed and enforced in accordance with the internal laws, and not the laws pertaining to the choice or conflict of laws, of the State of Delaware; and (y) except to the extent provided in Section 16(d) of the Stock Option Agreement, the New Options, the Old Options, the Stock Option Agreement and Section 3(c) of this Agreement are governed by and are to be construed and enforced in accordance with the internal laws, and not the laws pertaining to the choice or conflict of laws, of the State of Delaware.

          (d) Interpretation. The provisions of this Agreement were negotiated
              --------------
by each of the parties hereto and this Agreement shall not be deemed to have been drafted by either party.

          (e) Indemnification. The Company and/or MGM Studios shall indemnify
              ---------------
Consultant through their respective Certificate of Incorporation, By-laws, the Indemnity Agreement or otherwise to the fullest extent permitted by the Delaware General Corporation Law (including the reimbursement of defense costs as incurred), as such law exists and may hereafter be amended. Such indemnification shall apply, but not be limited to, any actions taken or omissions by Consultant, including, without limitation, furnishing information, during the period from and after January 1, 1996 until the Original Effective Date (as defined in the Employment Agreement) in connection with the potential sale of MGM Studios and Consultant's efforts to assemble a bid group to purchase MGM Studios. Such indemnification shall not apply to any matters arising under (x) the Amended Agreement as of July 25, 1993 between Consultant and Credit Lyonnaise, S.A., (y) the Senior Executive Incentive Plan of MGM Holdings Corporation adopted as of 16 December 1994 and (z) the Senior Executive Pool Plan of MGM Holdings Corporation adopted as of 15 December 1995.


          (f) Representations of MGM Studios and the Company. Each of the
              ----------------------------------------------
Company and MGM Studios represents and warrants that (i) this Agreement has been approved by the Board of Directors of each of the Company and MGM Studios, as applicable, and is binding on MGM Studios and the Company, as applicable and
(ii) this Agreement will not violate the corporate charter or bylaws of MGM Studios and/or the Company, as applicable. Consultant represents and warrants that this Agreement is binding on Consultant.

          (g) No Waivers. The failure of either party to enforce any provision
              ----------
of this Agreement shall not be construed as a waiver of any such provision, nor prevent such party thereafter from enforcing such provision or any other provision of this Agreement. Rights granted the parties hereto herein are cumulative and the election of one shall not constitute a waiver of such party's right to assert all other legal remedies available under the circumstances.

          (h) Executive Assistant's Continued Employment and Severance. Trini
              --------------------------------------------------------
Ornelas will be retained by MGM Studios and/or the Company as a full-time employee until October 31, 1999 and will be available to Consultant on a full-time basis prior to such date. In recognition of her service to MGM Studios and the Company, Trini Omelas will be provided with a severance payment equal to six months salary at the time of her termination of employment with MGM Studios and/or the Company, as applicable.

          (i) Notices. Any notice to be given under the terms of this Agreement
              -------
shall be in writing and may be delivered personally, by telecopy, telex or other form of written electronic transmission, by overnight courier or by registered or certified mail, postage prepaid, and shall be addressed as follows:

TO THE COMPANY OR MGM STUDIOS:

     Mr. Alex Yemenidjian
     Metro-Goldwyn-Mayer Inc.
     2500 Broadway Street
     Santa Monica, California 90404-3061
     Telecopier:  (310)449-3020

WITH COPIES TO:

     William A. Jones, Esq.
     Metro-Goldwyn-Mayer Inc.
     2500 Broadway Street
     Santa Monica, California 90404-3061
     Telecopier:  (310) 449-3088

              and

     Richard E. Sobelle, Esq.
     Tracinda Corporation
     150 South Rodeo Drive, Suite 250
     Beverly Hills, California 90212
     Telecopier:  (310) 271-3416

            and

     Frank Rothman, Esq.
     Jerome L. Coben, Esq.
     Skadden, Arps, Slate, Meagher & Flom LLP
     300 South Grand Avenue, Suite 3400
     Los Angeles, California 90071
     Telecopier:  (213) 687-5600

TO THE CONSULTANT:

     Mr. Frank O. Mancuso
     1201 Bel Air Road
     Los Angeles, California. 90077
     Telecopier:  (310) 471-0175

WITH A COPY TO:

     Bertram Fields, Esq.
     Greenberg Glusker Fields Claman & Machtinger LLP l900 Avenue of the Stars
     Suite 2000
     Los Angeles, California 90067
     Telecopier:  (310) 553-0687

Either party may hereafter notify the other in writing of any change in address. Any notice hereunder shall be deemed duly given when received by the person to whom it was sent.

          (j) Severability. The provisions of this Agreement are severable and
              ------------
if any provision of this Agreement shall be held to be invalid or otherwise unenforceable, in whole or in part, the remainder of the provisions, or enforceable parts thereof, shall not be affected thereby unless, as a result of such severing, the remaining provisions or enforceable parts do not substantially reflect the intention of the parties in entering into this Agreement.

          (k)  Legal Acknowledgments.
               ---------------------

               (i) Consultant acknowledges that he has been advised that he has a period of twenty-one (21) days within which to consider this Agreement, and Consultant hereby waives such period. Consultant further acknowledges that Consultant has reviewed this Agreement with counsel of Consultant's own choosing, that Consultant has read this Agreement carefully and that he has had it read by his counsel, and that Consultant is fully aware of and understands this Agreement's contents and legal effects.

               (ii) Consultant further understands and agrees that this Agreement is revocable by Consultant for seven (7) days following Consultant's signing of this Agreement, and that this Agreement shall not become effective or enforceable until that revocation period has expired. This Agreement shall automatically become enforceable and effective on the eighth (8th) day after the date this Agreement is signed by Consultant.

          (l) Confidentiality and Publicity. This Agreement shall remain
              -----------------------------
confidential and the terms shall not be divulged to any person except (i) to the extent required by law or legal process or (ii) to Consultant's attorneys, accountants, lenders, other professional advisors and members of Consultant's immediate family, provided, however, that any such person to whom disclosure is
                  -----------------
made shall be advised of and agree to honor this confidentiality requirement. Any press release or announcement of or relating to this Agreement and the timing of any such announcement shall only be made with the agreement of Consultant and the Company.

          (m) Attorneys' Fees and Costs. If any arbitration proceeding or any
              -------------------------
action at law or in equity is commenced to enforce this Agreement, the prevailing party shall receive its attorneys' fees, costs and disbursements in addition to any other relief granted.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                       METRO-GOLDWYN-MAYER INC.

                                       By: /s/ Alex Yemenidjian
                                          -----------------------------
                                       Name:  Alex Yemenidjian
                                       Title: Chairman of the Board and
                                              Chief Executive Officer


                                       By: /s/ William Jones
                                          -----------------------------
                                       Name:  William Jones
                                       Title: Senior Executive Vice President
                                              and Secretary



                                       METRO-GOLDWYN-MAYER STUDIOS INC.

                                       By: /s/ Alex Yemenidjian
                                          -----------------------------
                                       Name:  Alex Yemenidjian
                                       Title: Chairman of the Board and
                                              Chief Executive Officer


                                       By: /s/ William Jones
                                          -----------------------------
                                       Name:  William Jones
                                       Title: Senior Executive Vice President
                                              and Secretary


                                       CONSULTANT

                                       /s/ FRANK G. MANCUSO
                                       --------------------------------
                                              FRANK G. MANCUSO

                                  SCHEDULE I

Capitalized terms used in this Schedule I shall have the meanings given to such terms in the Consulting Agreement to which this Schedule is attached (the "Consulting Agreement").

Number of Bonus Interests
       granted pursuant to
       the Bonus Interest Agreement:       811,756



The following sets forth Old Options which are being canceled under the Consulting Agreement and the New Options that Consultant is being granted under the Consulting Agreement, the Stock Option Agreement and the Stock Incentive Plan, effective as of the date of the effectiveness of the Consulting Agreement.

                           Series A Options                      Series B Options
                           ----------------                      ----------------

                    Number of Shares                      Number of Shares
                    of Common Stock                       of Common Stock
                   Subject to Options   Exercise Price   Subject to Options   Exercise Price
                   ------------------   --------------   ------------------   --------------
Old Options
(to be canceled)        872,840            $24.00             872,840            $24.00

New Options             872,840            $14.90             872,840            $14.90